Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made effective as of May 10, 2015, by and among W2007 Grace Acquisition I, Inc., a Tennessee corporation (the “Company”), W2007 Grace II, LLC, a Tennessee limited liability company (“Parent”), W2007 Grace Acquisition II, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and solely for purposes of Section 2.2(a), PFD Holdings, LLC, a Delaware limited liability company (“PFD Holdings”), Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Whitehall Parallel”), and W2007 Finance Sub, LLC, a Delaware limited liability company (“Finance Sub”, and together with PFD Holdings, Whitehall Parallel, the “Whitehall Parties”).

WITNESSETH:

WHEREAS, the board of directors of the Company has authorized and adopted this Agreement providing for the merger of the Company with and into Merger Sub in accordance with the Tennessee Business Corporation Act (the “TBCA”), upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, (a) W2007 Grace I, LLC, a Tennessee limited liability company and holder of 100% of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and (b) the holder of a majority of the Company’s Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), have agreed to deliver unanimous written consents to approve this Agreement promptly after the execution hereof;

WHEREAS, the board of directors of Merger Sub has determined that this Agreement is in the best interests of Merger Sub and its sole shareholder, Parent, and has adopted and approved this Agreement providing for the Merger;

WHEREAS, the Company is a defendant in the action David Johnson, et al. v. W2007 Grace Acquisition I Inc., et al., No. 2:13-cv-02777 (W.D. Tenn.) (the “Action”) pursuant to which the plaintiffs therein (the “Plaintiffs”) and the Company, among other defendants, reached a stipulation of settlement (the “Stipulation”), of which this Agreement and the transactions contemplated hereby form a material part, after extensive negotiation with current and former shareholders of the Company, including through counsel; and

WHEREAS, PFD Holdings, Whitehall Parallel, and Finance Sub are parties to this Agreement solely for the purposes of the payment obligations with respect to the aggregate Merger Consideration (as defined herein) as set forth in Section 2.2(a).

NOW, THEREFORE, in consideration of the promises and mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1 Merger. Subject to the terms and conditions hereinafter set forth at the Effective Time (as defined herein), the Company will be merged with and into Merger Sub and will cease to exist, and Merger Sub will be the surviving corporation (the “Surviving Corporation”).

1.2 Closing. Unless otherwise mutually agreed in writing between Parent and the Company, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (Eastern Time) on the business day following the day on which the last of the conditions set forth in Article IV shall be satisfied or waived in accordance with this Agreement.

1.3 Effective Time. As soon as practicable following the Closing, Merger Sub and the Company will cause the articles of merger (the “Tennessee Articles of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Tennessee as provided in Section 48-21-107 of the TBCA. The Merger shall become effective at the time when the Tennessee Articles of Merger has been duly filed with the Secretary of State of the State of Tennessee or at such later time as may be specified in the Tennessee Articles of Merger (the “Effective Time”).

1.4 Effects of the Merger. The Merger shall have the effects provided for in this Agreement, the Tennessee Articles of Merger and the applicable provisions of the TBCA.

1.5 Governing Documents. The charter and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the charter and bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law.

ARTICLE II

CONVERSION; EXCHANGE

2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without further action on part of the Company, Merger Sub, or the shareholders of the Company:

(a) Each share of common stock, par value $0.01 per share, of Merger Sub immediately prior to the Effective Time shall remain as one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled without consideration.

(c) Each share of the Company’s 8.75% Series B Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Series B Preferred Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and (ii) Dissenting Shares (as defined below)) shall be converted into, and shall be canceled in exchange for, the right to receive $26.00 in cash, without interest and less any applicable withholding taxes.

(d) Each share of the Company’s 9.00% Series C Cumulative Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”, and together with the Series B Preferred Stock, the “Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Series C Preferred Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and (ii) Dissenting Shares (as defined below)) shall be converted into, and shall be canceled in exchange for, the right to receive $26.00 in cash, without interest and less any applicable withholding taxes (the aggregate cash consideration payable pursuant to Section 2.1(c) and this Section 2.1(d), the “Merger Consideration”).

(e) Each share of the Series D Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be canceled without consideration.

(f) Each share of Preferred Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and each Dissenting Share (collectively, “Excluded Shares”) shall, by virtue of the Merger and without any action on the part of the holder of the Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 2.4.

2.2 Exchange Procedures.

(a) Exchange Agent. Prior to the Effective Time, the Company shall appoint Computershare Trust Company, N.A. or another bank or trust company reasonably acceptable to it to act as Exchange Agent (the “Exchange Agent”) in accordance with an agreement reasonably satisfactory to the Company for the payment or exchange, as applicable, in accordance with this Article II, of the Merger Consideration (such cash is referred to as the “Exchange Fund”). On or before the Effective Time, the Company (or the Whitehall Parties) shall deposit, or cause to be deposited, with the Exchange Agent the aggregate amount of the Merger Consideration to be paid to the holders of Preferred Stock (other than holders of Excluded Shares). The Company, pursuant to irrevocable instructions, shall cause the Exchange Agent to make, and the Exchange Agent shall make, payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose. All expenses of the Exchange Agent shall be paid by the Company or the Surviving Corporation.

(b) Exchange Procedures for Preferred Stock. Promptly after the Effective Time (but in any event within five (5) Business Days), the Company shall cause the Exchange Agent to mail to each Person who immediately prior to the Effective Time held of record shares of Preferred Stock (each, a “Former Holder”), pursuant to Section 2.1: (A) a letter of transmittal (which shall specify that delivery of certificates representing Preferred Stock (the “Preferred Stock Certificates”) shall be effected, and risk of loss and title to the Preferred Stock Certificates shall pass to the Exchange Agent, only upon delivery of the Preferred Stock Certificates to the Exchange Agent, and which letter shall be substantially in the form attached hereto as Exhibit A) and (B) instructions for use in effecting the surrender of the Former Holder’s Preferred Stock Certificates in exchange for the Merger Consideration to which the holder thereof is entitled.

Upon (A) surrender by a Former Holder of a Preferred Stock Certificate for cancellation to the Exchange Agent, and (B) delivery by such Former Holder of such letter of transmittal (together with such Preferred Stock Certificate), duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, such Former Holder shall receive in exchange for each share of Preferred Stock represented by such Preferred Stock Certificate the Merger Consideration payable in respect of such shares of Preferred Stock, pursuant to the provisions of this Article II, and the Preferred Stock Certificate so surrendered shall forthwith be canceled. The right of any Former Holder to receive the Merger Consideration shall be subject to and reduced by any applicable withholding obligation as set forth in Section 2.3. In the event of a transfer of ownership of shares of Preferred Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Preferred Stock Certificate so surrendered is registered, if such Preferred Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Preferred Stock Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Preferred Stock Certificate (other than any Preferred Stock Certificate in respect of Excluded Shares) shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Section 2.2.

(c) No Further Ownership Rights. At the Effective Time, holders of Preferred Stock shall cease to be, and shall have no rights as, shareholders of the Company other than the right to receive the applicable Merger Consideration provided under this Article II, except as otherwise provided for herein (including without limitation with respect to the Dissenting Shares as provided under Section 2.4) or by applicable Law. The applicable Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Preferred Stock exchanged therefor and represented by Preferred Stock Certificates exchanged therefor.

(d) Lost Preferred Stock Certificate. In the event that any Preferred Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming ownership of such Preferred Stock Certificate and that it is lost, stolen or destroyed, delivery of a properly executed letter of transmittal and, if required by the Company or Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Company or Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Preferred Stock Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Preferred Stock Certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of Preferred Stock one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, unless such time is extended by agreement of the parties hereto, or by order of the Court in the Action. Any such holders who have not complied with this Article II prior to that time shall thereafter look only to the Surviving Corporation, and the Surviving Corporation shall thereafter be liable, for payment of the applicable Merger Consideration (subject to abandoned property, escheat and similar Laws). Any such portion of the Exchange Fund remaining unclaimed by holders of Preferred Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of all claims or interest of any Persons previously entitled thereto.

(f) No Liability. None of the Surviving Corporation, Merger Sub, Parent, the Company or the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.3 Withholding Taxes. The Surviving Corporation, the Company or Exchange Agent, as applicable shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Preferred Stock any amounts it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, or any provision of state, local or foreign tax Law and shall, to the extent so withheld, promptly pay or cause to be paid any such amounts to the appropriate Governmental Entity as required by applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Preferred Stock in respect of which such deduction and withholding was made.

2.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock, Preferred Stock or Series D Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of shares of Company Common Stock, Preferred Stock or Series D Preferred Stock who are entitled to demand and who have properly demanded and perfected their rights to be paid the “fair value” of such shares in accordance with Title 48, Chapter 23 of the TBCA (the “Dissenting Shares”) shall be entitled to only such rights, if any, as are granted by Title 48, Chapter 23 of the TBCA; provided, however, that if any such holder shall fail to perfect or shall effectively waive, withdraw or lose such holder’s rights under Title 48, Chapter 23 of the TBCA, such holder’s shares of Company Common Stock, Preferred Stock or Series D Preferred Stock shall thereupon cease to be Dissenting Shares.

ARTICLE III

COVENANTS

3.1 Shareholders’ Meeting. The Company shall, in accordance with applicable Law and the Amended and Restated Charter of the Company (the “Company Charter”) and Company’s Bylaws, duly call, give notice of, convene and hold the Shareholders’ Meeting as set forth in the Stipulation.

3.2 Proxy Statement. The Company shall prepare and cause to be mailed to all shareholders of the Company a proxy statement in substantially the form attached to the Stipulation relating to the Merger, which proxy shall not contain any recommendation by the Company or its board of directors with respect to how to vote, but shall include instead the basis for the board of directors’ determination that it should not make any recommendation.

ARTICLE IV

CONDITIONS

4.1 Conditions to the Company’s Obligation. The Company’s obligation to consummate the Merger shall be conditioned upon the satisfaction or, other than with respect to the Final Approval Condition (as defined below) which may not be waived by the Company, waiver by the Company of each of the following conditions precedent on or before the Effective Time:

(a) The Agreement shall be approved by the affirmative vote of a majority of all the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and Series C Preferred Stock as of the record date at a shareholders meeting called for such purpose (the “Shareholders’ Meeting”), each voting as separate classes (the “Shareholders’ Approval”).

(b) An amendment to the Company Charter in the form attached as Exhibit B hereto (the “Amendment”) shall have been approved by the affirmative vote of at least 66 2/3% of votes entitled to be cast by the holders of the Series B Preferred Stock and the Series C Preferred Stock as of the record date at the Shareholders’ Meeting, voting as a single class.

(c) Holders in respect of no more than 7.5% of the outstanding shares of Preferred Stock (other than shares held by the Company, the Whitehall Parties and their affiliates) shall have delivered to the Company (and not withdrawn), prior to the Shareholders’ Meeting, written notice of their intent to demand payment if the Merger or the Amendment is effectuated, pursuant to Section 48-23-202 of the TBCA; provided, however, if as of the Shareholders’ Meeting this condition shall not then be satisfied, this condition shall nonetheless be deemed satisfied if, within ten business days following the Shareholders’ Meeting, holders of Preferred Stock have taken actions with the effect of irrevocably causing holders with fewer than 7.5% of the outstanding shares of Preferred Stock (other than shares held by the Company, the Whitehall Parties and their affiliates) in the aggregate to be eligible to exercise dissenters’ rights pursuant to Chapter 23, Title 48 of the TBCA.

(d) The Stipulation shall have been finally approved by the District Court for the Western District of Tennessee, and a final order and judgment that is no longer appealable with respect thereto shall have been entered (the “Final Approval Condition”).

(e) No Law or order, whether temporary, preliminary or permanent, shall have been enacted, issued, entered, promulgated or enforced by any Governmental Entity having jurisdiction over the parties which shall be in effect making illegal, enjoining, prohibiting or otherwise preventing the consummation of the Merger or the other transactions contemplated by this Agreement or the Stipulation.

ARTICLE V

MISCELLANEOUS

5.1 Termination or Abandonment. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company and Merger Sub only in accordance with the Stipulation.

5.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto as approved by the respective board of directors of each of the Company and Merger Sub; provided, however, that, after the Shareholder Approval, no amendment may be made without further shareholder approval (in the same manner as otherwise required under this Agreement) which (i) changes the Merger Consideration or (ii) by Law requires further approval by such shareholders without first obtaining such further shareholder approval.

5.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

5.4 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

5.5 Entire Agreement. This Agreement, including the document and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

5.6 Remedies. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any Person not a party to any rights or remedies hereunder; provided, however, the Plaintiffs shall be express third party beneficiaries of this Agreement.

5.7 Governing Law.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF TENNESSEE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Tennessee and the Federal courts of the United States of America located in the State of Tennessee solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Tennessee State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any such manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

5.8 Certain Defined Terms. For the purposes of this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

“Affiliate” when used with respect to any party shall mean any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1934, as amended.

“Business Day” shall mean Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in the City of New York or the State of Tennessee are authorized or obligated to close.

“Governmental Entity” shall mean any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Law” shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

W2007 GRACE ACQUISITION I, INC.

By:	/s/ Greg Fay
Name:	Greg Fay
Title:	Vice President

PARENT:

W2007 GRACE II, LLC

By:	/s/ Greg Fay
Name:	Greg Fay
Title:	Manager

MERGER SUB:

W2007 GRACE ACQUISITION II, INC.

By:	/s/ Greg Fay
Name:	Greg Fay
Title:	Vice President

[Signature Page to Agreement of Merger]

THE WHITEHALL PARTIES (SOLELY FOR PURPOSES OF SECTION 2.2):

PFD HOLDINGS, LLC

By: W2007 Finance Sub, LLC, its Managing Member

By: Whitehall Street Global Real Estate Limited Partnership 2007, its Managing Member

By: WH Advisors, L.L.C. 2007, its General Partner

By:	/s/ Patrick Tribolet
Name:	Patrick Tribolet
Title:	Vice President

W2007 FINANCE SUB, LLC:

By: Whitehall Street Global Real Estate Limited Partnership 2007, its Managing Member

By: WH Advisors, L.L.C. 2007, its General Partner

By:	/s/ Patrick Tribolet
Name:	Patrick Tribolet
Title:	Vice President

Whitehall Parallel Street Global Real Estate Limited Partnership 2007:

By: WH Advisors, L.L.C. 2007, its General Partner

By:	/s/ Patrick Tribolet
Name:	Patrick Tribolet
Title:	Vice President

[Signature Page to Agreement of Merger]

EXHIBIT A

Letter of Transmittal

To Accompany Certificates Representing

Shares of 8.75% Series B Cumulative Preferred Stock, $0.01 par value per share,

and

Shares of 9.00% Series C Cumulative Preferred Stock, $0.01 par value per share,

of

W2007 Grace Acquisition I, Inc.

(collectively, the “Shares”)

This Letter of Transmittal (this “Letter of Transmittal”) is sent to you in connection with the Agreement of Merger (the “Merger Agreement”), dated as of May 10, 2015, by and among W2007 Grace Acquisition I, Inc. (the “Company”), W2007 Grace II, LLC (“Parent”), W2007 Grace Acquisition II, Inc. (“Merger Sub”), and solely for purposes of the payment obligations set forth therein, PFD Holdings LLC (“PFD Holdings”), Whitehall Parallel Global Real Estate Limited Partnership 2007 (“Whitehall Parallel”) and W2007 Finance Sub, LLC (“Finance Sub”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”).

Please return your Letter of Transmittal, together with the certificate(s) representing your Shares to Computershare Trust Company, as indicated below:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight Courier:
Computershare c/o Corporate Actions Department P.O. Box 43014 Providence, RI 02940-3011	Computershare c/o Corporate Actions Department 250 Royall Street Canton, MA 02021

For Assistance Call: (855) 396-2084

Please read carefully the accompanying Instructions before completing this Letter of Transmittal. The Instructions contain important information about this Letter of Transmittal and how to submit your certificates representing the Shares. Do not send this Letter of Transmittal, your certificates or any other required documents to the Company. Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. The method of delivery is at the option and risk of the holder.

List below the Shares to which this Letter of Transmittal relates. If the space provided is inadequate, list the series of Shares and certificate numbers on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address(es) of Holder(s) of Record (Please fill in, if blank)	Series of Shares	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Lost

If not already printed above, the name(s) and address(es) of the registered holder(s) should be printed exactly as they appear on the certificate(s) representing Shares surrendered hereby.

If you cannot locate some or all of your certificates, read and complete the box entitled “Box A—Lost Certificate(s)” in this Letter of Transmittal and mark the boxes above with an X corresponding to the certificate numbers you cannot locate. You must have your signature(s) notarized. All registered holders MUST sign exactly as the name is printed on the certificate. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

This Letter of Transmittal is being provided to assist you in surrendering any certificate(s) you hold in exchange for the consideration to be paid to holders of the Shares pursuant to the Merger Agreement (the “Merger Consideration”), less any required tax deductions or withholdings, to which you are entitled pursuant to the Merger Agreement.

In accordance with the Merger Agreement, at the Effective Time, each of the Shares that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be, upon the effectiveness of the Merger, canceled and, converted into the right to receive $26.00 in cash, without interest and less any applicable withholding taxes. As the holder of record of Shares, by returning this Letter of Transmittal and the certificate(s) listed below, you hereby surrender to the Exchange Agent your Shares in exchange for your share of the Merger Consideration.

The undersigned hereby represents and warrants and covenants that:

•	the undersigned (whether individually or jointly with other holders identified below) has full power and authority to submit, sell, assign and transfer the certificate(s) and that the Shares represented by such certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right;

•	the surrender of the certificate(s) is irrevocable;

•	the undersigned agrees, upon request, to execute any additional documents necessary to deliver the undersigned’s certificates for the Shares for cancellation;

•	all authority herein conferred shall survive the death or incapacity of the undersigned, and all of the undersigned’s obligations hereunder shall be binding on the undersigned’s heirs, successors, assigns, personal representatives, executors, administrators and trustees in bankruptcy;

•	the undersigned hereby agree to the release set forth below; and

•	(i) the undersigned fully understands the undersigned’s rights to discuss all aspects of this Letter of Transmittal with the undersigned’s private attorneys, (ii) the undersigned has carefully read and fully understand all of the terms of this Letter of Transmittal, (iii) the undersigned has not transferred or assigned any rights or claims that the undersigned is hereby purporting to release herein, (iv) the undersigned is voluntarily, and with proper and full authority, executing this Letter of Transmittal and (v) the undersigned has had a reasonable period of time to consider the provisions of this Letter of Transmittal, and has considered them carefully before executing this Letter of Transmittal.

By executing this Letter of Transmittal, the undersigned hereby expressly and irrevocably waives and fully, finally and forever settles and releases the Company, Todd P. Giannoble, Gregory Fay, Brian Nordahl, Daniel E. Smith, Mark Ricketts, The Goldman Sachs Group, Inc., Goldman Sachs Realty Management L.P., Whitehall Parallel Global Real Estate Limited Partnership 2007, W2007 Finance Sub, LLC, W2007 Grace I, LLC and PFD Holdings LLC, their parents, subsidiaries, affiliates, predecessors (including Equity Inns, Inc.), owners, beneficial owners, and investors, and each of their respective past or present directors, officers, employees, agents, attorneys, financial advisors, control persons, representatives, and their predecessors (including Equity Inns, Inc.), successors, and assigns (collectively, the “Released Parties”), from any and all claims (including any and all unknown claims), demands, actions, causes of action, obligations, debts, judgments and liabilities of any kind, nature and description, whether direct or derivative, whether at law or in equity, upon any legal or equitable theory, whether contractual, common law or statutory, whether arising under federal, state, common, or foreign law (including, without limitation, claims under the federal securities laws and regulations, claims for breach of fiduciary duty, breach of contract or corporate charter, or the misstatement of or the failure to disclose material facts), whether secured or unsecured, contingent or absolute, choate or inchoate, liquidated or unliquidated, perfected or unperfected, in any forum, including in arbitration or similar proceedings, including class, derivative, individual or other claims, that previously existed or that currently exist as of the date of the approval of the settlement contemplated by the Stipulation

(the “Settlement”) by the Court or that may arise in the future against the Released Parties, (1) related to the purchase, sale, holding or investment in, or the terms of, the securities of the Company or its predecessors (including Equity Inns, Inc.), including, without limitation, the Shares, (2) asserted, or that could have been asserted, in the action entitled David Johnson, et al. v. W2007 Grace Acquisition I Inc., et al., No. 2:13-cv-02777 (W.D. Tenn.) (the “Action”) or arising out of or relating to the facts, matters and transactions alleged in the Action, including, without limitation, claims for breach of contract, claims for breach of fiduciary duties, and claims for violations of the Tennessee Business Corporation Act, and/or (3) arising out of the Merger, including, without limitation claims related to the sufficiency of the Merger process and the proxy statement, and claims for breach of the fiduciary duties; provided that the released claims do not include claims based upon the interpretation or enforcement of the terms of the Settlement. By executing this Letter of Transmittal, each holder who surrenders Shares pursuant to the Merger Agreement irrevocably and forever expressly waives all rights that such holder may have arising under California Civil Code Section 1542 and all similar rights under the laws of any other applicable jurisdictions with respect to the release granted by such holder pursuant this Letter of Transmittal.

By executing this Letter of Transmittal, the undersigned acknowledges that he, she or it understands that Section 1542 provides that:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

By executing this Letter of Transmittal, the undersigned acknowledges that it has been fully informed by its counsel concerning the effect and import of this Merger Agreement under California Civil Code Section 1542 and similar laws of any other applicable jurisdictions and knowingly waives all rights under Section 1542 and similar laws of other applicable jurisdictions.

The undersigned hereby acknowledges and agrees that (i) the surrender of the certificate(s) pursuant to this Letter of Transmittal in exchange for the Merger Consideration will not be deemed to have occurred unless and until the Exchange Agent has received the respective certificate(s) and this Letter of Transmittal, properly completed and duly executed, together with all accompanying evidence of authority in form and substance reasonably satisfactory to Parent (which may delegate such power in whole or in part to the Exchange Agent), (ii) delivery of such certificate(s) will be effected and risk of loss and title to such certificate(s) will pass only upon proper surrender thereof to the Exchange Agent, and (iii) all questions as to the due execution and proper completion of this Letter of Transmittal, any other documentation delivered herewith or pursuant hereto, and any purported surrender of certificate(s) hereunder will be determined in good faith by Parent (which may delegate such power in whole or in part to the Exchange Agent), which determination will be final and binding on all parties.

The undersigned hereby acknowledges and agrees that, as a result of the Merger, the undersigned ceased to have any rights with respect to or arising from the Shares formerly represented by the certificate(s) hereby surrendered, except the right to receive the Merger Consideration.

THE UNDERSIGNED HEREBY EXPRESSLY ACKNOWLEDGES THAT THE PAYMENT OF THE MERGER CONSIDERATION BEING MADE PURSUANT TO THE MERGER AGREEMENT AND THIS LETTER OF TRANSMITTAL IS BEING MADE ON THE BASIS OF THE FOREGOING REPRESENTATIONS, WARRANTIES AND COVENANTS OF, AND THE RELEASE BY, THE UNDERSIGNED.

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all surrendering holders.)

Signature(s):

(Must be signed by the registered holder(s) exactly as the name(s) appear(s) on certificate(s) representing the surrendered Shares. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

(REMEMBER TO COMPLETE ACCOMPANYING CERTIFICATION OF NON-FOREIGN STATUS, IRS FORM W-9 OR APPROPRIATE W-8, AS APPLICABLE)

MEDALLION SIGNATURE GUARANTEE

(ONLY IF REQUIRED—SEE INSTRUCTIONS 1 AND 2)

Authorized Signature of Guarantor:

Name of Firm:

Address:

Area Code and Telephone Number:

[Place Seal Here]

BOX A LOST CERTIFICATE(S) (See Instruction 5)

SAFECO INSURANCE COMPANY OF AMERICA—LOST SECURITIES AFFIDAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $250,000.00 IN MARKET VALUE

By checking the lost certificates box on the cover and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities for Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution of the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Inc., Computershare Trust Company, N.A. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Safeco Insurance Company of America’s assumption of liability under its bond described above.

Step 1. CALCULATE LOST CERTIFICATE BOND PREMIUM

LOST CERTIFICATE BOND PREMIUM CALCULATION:		X	XX	=		+	$50.00 processing Fee	=
	Shares Lost		Bond premium Per share		Total Premium Due (MINIMUM $20.00)				Total Check Amount
Multiply the number of shares lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing XX or fewer shares, there is a minimum premium of $20.00. The premium is only valid until XX/XX/XXXX. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS

All registered owners MUST sign below exactly as the name(s) appears on the certificate(s). You must have your signature(s) notarized. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner                                              Signature of Co-Owner, if any

STEP 3. NOTARIZATION

State of                                               County of                              Notary Signature

Printed Name of Notary                                          Sworn to and subscribed to me this (date)                      (month/day/year)

My commission Expires (date)                      (month/day/year) (Notary Seal)

The undersigned hereby certifies under penalties of perjury that the statements in Box B below have been examined by the undersigned and to the best of the undersigned’s knowledge and belief the statements are true, correct and complete. The undersigned further declares that the undersigned has authority to sign this document on behalf of Seller, if the Seller is a non-individual.

BOX B

FIRPTA AFFIDAVIT

(See Instruction 4)

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by the transferor (seller) to the transferee (buyer), the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

(i) Unless this box is checked, if the transferor (seller) is an individual, the undersigned is not a nonresident alien for purposes of U.S. income taxation; (ii) the undersigned’s U.S. social security number is correctly printed in the signature box above; and (iii) the undersigned’s home address is correctly printed in the signature box above.   ☐

(ii) Unless this box is checked, if the transferor (seller) is a non-individual, the transferor is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the transferor (seller) is not a disregarded entity as defined in Treas. Reg. § 1.1445-2(b)(2)(iii); (iii) the transferor’s (seller’s) employer identification number is correctly printed in the signature box above; and (iv) the transferor’s (seller’s) office address is correctly printed in the signature box above. The transferor’s jurisdiction of incorporation is                         .  ☐

(iii) The person signing this Letter of Transmittal has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete.

(iv) The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Company and that any false statements contained herein could be punished by fine, imprisonment or both.

(v) If the undersigned is a non-individual, the person signing this Letter of Transmittal declares that the undersigned has authority to sign this document on behalf of transferor (seller).

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Merger Agreement

1. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares surrendered hereby, the signatures must correspond with the name(s) as written on the face of the certificates, without alteration, enlargement or any change whatsoever.

If any of the Shares surrendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal. If any of the Shares surrendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Shares or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Merger Sub of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of the Shares surrendered hereby, no endorsements of Shares or separate instruments of transfer are required unless payment is to be made to a person other than the registered holders, in which case signatures on such Shares or instruments of transfer must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. (a “Medallion Signature Guarantor”).

Unless this Letter of Transmittal is signed by the holder(s) of record of the Shares surrendered hereby, such Shares must be endorsed or accompanied by appropriate instruments of transfer, and each such endorsement or instrument of transfer must be signed exactly as the name or names of the holder(s) of record appear on the Shares (or as the name of such participant appears on a security position listing as the owner of such Shares); signatures on each such endorsement or instrument of transfer must be guaranteed by an eligible financial institution or a Medallion Signature Guarantor.

2. Transfer Taxes. Except as set forth in this Instruction 2, Merger Sub will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Shares to it, or to its order, pursuant to the Merger Agreement. If payment is to be made to any persons other than the holder(s) of record, or if surrendered Shares are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the holder of record or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

3. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Merger Agreement or this Letter of Transmittal may be directed to Morrow & Co., LLC, toll-free at (800) 662-5200 or (203) 658-9400. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Merger.

4. Backup Withholding. Payments made in connection with the Merger may be subject to “backup withholding” at a rate of 28%. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN or (c) fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding is not an additional tax and may be refunded by the IRS to the extent that it results in an overpayment of tax. Certain persons generally are entitled to exemption from backup withholding, including corporations. Each holder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Surrendering holders may be able to prevent backup withholding by completing the accompanying IRS Form W-9 accompanying this Letter of Transmittal.

To prevent a U.S. federal income withholding tax of 10% in respect of gross proceeds of the Merger Consideration (as described with respect to surrendering non-U.S. Holders below), U.S. Holders (as defined in—“Certain U.S. Federal Income Tax Consequences” of the proxy distributed to holders in connection with the Merger (the “Proxy”) must provide the Depositary with a completed Certification of Non-Foreign Status by completing the box entitled “Box B FIRPTA AFFIDAVIT”.

Non-U.S. Holders (as defined in—“Certain U.S. Federal Income Tax Consequences” of the Proxy) receiving the Merger Consideration in the Merger could be subject to U.S. federal tax upon the sale of the Shares pursuant to the Merger under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) to the extent the Company is a “United States real property holding corporation” (“USRPHC”) (defined generally as any U.S. corporation if 50% or more of its assets consist of interests in real property located in the United States). Unless an exception to FIRPTA is applicable, upon the sale of shares of a USRPHC (i) U.S. federal income tax is due in respect of net gains, (ii) U.S. federal withholding tax of 10% is due in respect of gross proceeds, and (iii) certain filing requirements are imposed, in each case, in respect of such sale. Any amounts withheld in respect of gross proceeds that are in excess of the actual income tax due under FIRPTA are refundable by filing for a refund with the IRS. Any gains recognized on the sale or disposition of the shares of a USRPHC are treated as effectively connected with a U.S. trade or business and are subject to U.S. federal income tax at rates applicable to a U.S. Holder, and if the seller is a foreign corporation, may result in the imposition of branch profits tax as well as regular corporate income tax.

The Company believes that it is a USRPHC and that none of the exceptions to FIRPTA may apply to the Merger, and thus intends to withhold FIRPTA taxes equal to 10% of the purchase price that is payable to a non U.S. Holder in the Merger and remit such amount to the IRS.

Each holder (including a holder that is a foreign partnership) should consult such holder’s own tax advisor to determine the applicability and consequences of FIRPTA to such holder’s sale of Shares pursuant to the Merger.

Surrendering non-U.S. Holders could be subject to 28% backup withholding, as described with respect to surrendering U.S. Holders above. In order to avoid the possibility of backup withholding, each non-U.S. Holder must provide the Depositary with a completed IRS Form W-8BEN, IRS Form W-8BEN-E, or another type of IRS Form W-8 appropriate to the particular non-U.S. Holder. Copies of IRS Form W-8BEN, IRS Form W-8BEN-E and other types of IRS Form W-8 can be found on the IRS website at www.irs.gov/formspubs/index.html.

5. Lost Certificates. If you cannot locate some or all of your certificates, read and complete the box entitled “Box A—Lost Certificate(s)” and mark the boxes on the cover with an X corresponding to the certificate numbers you cannot locate. If you do not know the certificate numbers, you must call Computershare for assistance in obtaining the certificate number(s). You must also sign this form in Box A and send a check for the surety bond fee as set forth therein. You must have your signature(s) notarized. All registered holders MUST sign exactly as the name is printed on the certificate(s). If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions by calling (800) 962-4284 (toll-free).

6. Determinations. All questions concerning this Letter of Transmittal made by holders of Company Shares will be determined by Merger Sub and/or the Exchange Agent, which shall have the right, in their sole and absolute discretion, to reject any and all Letters of Transmittal which are not in proper form or to waive any irregularities. Merger Sub and the Exchange Agent are under no obligation to inform any holder of Company Shares of any defect in any Letter of Transmittal.

7. Questions. If you have any questions regarding this Letter of Transmittal, please contact the Exchange Agent at (855) 396-2084.

EXHIBIT B

ARTICLES OF AMENDMENT

OF THE

AMENDED AND RESTATED CHARTER

OF

W2007 GRACE ACQUISITION I, INC.

Pursuant to the provisions of Section 48-20-101, Section 48-20-103, Section 48-20-104

and Section 48-20-106 of the Tennessee Business Corporations Act

W2007 Grace Acquisition I, Inc., a Tennessee corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is W2007 Grace Acquisition I, Inc.

2.	The Corporation’s Amended and Restated Charter is hereby amended as set forth below:

FIRST: Article 5(b)(6)(C) of the Corporation’s Charter is hereby amended and restated to read in its entirety as set forth below:

“(C) The affirmative vote or consent of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Series B Preferred Stock and the holders of all other classes or series of Preferred Stock entitled to vote on such matters, voting as a single class, will be required to (i) authorize the creation of, the increase in the authorized amount of, or issuance of any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock or (ii) amend, alter or repeal any provision of, or add any provision to, the Charter, including any Articles of Amendment, or the Corporation’s bylaws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series B Preferred Stock. The amendment of the Charter to authorize, create, or to increase the authorized amount of Junior Stock or any shares of any class of Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock. No such vote of the holders Series B Preferred Stock as described above shall be required if provision is made to redeem all shares of Series B Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible security is to be made, as the case may be.”

SECOND: Article 5(c)(7)(C) of the Corporation’s Charter is hereby amended and restated to read in its entirety as set forth below:

“(C) The affirmative vote or consent of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Series C Preferred Stock and the holders of all other classes or series of Preferred Stock entitled to vote on such matters, voting as a single class, will be required to (i) authorize the creation of, the increase in the authorized amount of, or issuance of any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock or (ii) amend, alter or repeal any provision of, or add any provision to, the Charter, including the Articles of Amendment, or the Corporation’s bylaws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series C Preferred Stock. The amendment of the Charter to authorize, create, or increase the authorized amount of Junior Stock or any shares of any class of Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock. No such vote of the holders Series C Preferred Stock as described above shall be required if provision is made to redeem all shares of Series C Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible security is to be made, as the case may be.”

3.	The amendments to the Corporations Amended and Restated Charter set forth herein required the approval by the shareholders of the Corporation’s Series B Preferred Stock and Series C Preferred Stock and this amendment was duly adopted by such shareholders on the [•] day of [•], 2015, in accordance with the Tennessee Business Corporations Act.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this                      day of [•], 201_.

W2007 Grace Acquisition I, Inc.

By:
Name:
Title:

[Signature page to Certificate of Amendment]